[OLSHAN GRUNDMAN FROME & ROSENZWEIG]
                                                                January 20, 1995

VIA EDGAR FILING

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        RE:  MGI Properties (the "Company")
             -----------------------------

Dear Sirs:

   Enclosed please find a copy of the Company's preliminary Proxy Statement. The Company would like to mail the Proxy Statement to its shareholders on or about February 17, 1995. Please be advised that a wire for $125.00 in payment of the filing fee has been sent to Mellon Bank at the Commission's lock box number.

                                              Very truly yours,

                                              [Signature of Peter D. Deutsch]

                                              Peter D. Deutsch

PDD: gaj
Enclosures

cc:  New York Stock Exchange
     Mr. Phillip Vitali
     Victor M. Rosenzweig, Esq.

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

     [X]  Preliminary proxy statement

     [ ]  Definitive proxy statement

     [ ]  Definitive additional materials

     [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14(a)-12


     MGI PROPERTIES
     Name of Registrant as Specified in Charter

     PHILLIP C. VITALI
     (Name of Person(s) filing Proxy Statement)

     Payment of filing fee (check the appropriate box):

     [X]  $125 per Exchange Act Rule 0-11(c)(1)(ii) or 14a-6(i)(1),
          14a-6(j)(2).

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

     (4)  Proposed maximum aggregate value of transaction:


     (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule or registration statement no.:

     (3)  Filing party:

     (4)  Date filed:

                                PRELIMINARY COPY

                                 MGI PROPERTIES
                                 30 Rowes Wharf
                          Boston, Massachusetts 02110



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 March 22, 1995




To the Shareholders of
  MGI Properties:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of MGI Properties (the "Trust") will be held at the Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts, on March 22, 1995 at 10:00 A.M. for the following purposes:

         1.       To elect three Trustees;

         2. To approve an increase in the number of the Trust's authorized Preferred Shares (the "Preferred Shares") from 2,000,000 Preferred Shares to 6,000,000 Preferred Shares; and

         3. To consider and act upon such other business as may properly come before the Annual Meeting.

         Only shareholders of record at the close of business on February 7, 1995 will be entitled to vote at the Annual Meeting.

         If you do not expect to attend the Annual Meeting, please sign and promptly mail the enclosed proxy in order that your shares may be voted for you. A return envelope is provided for your convenience.

By Order of the Trustees,


W. Pearce Coues
Chairman of the Board of Trustees

Dated:   Boston, Massachusetts
         February 17, 1995

         MGI PROPERTIES is a Massachusetts trust and all persons dealing with the Trust must look solely to the property of this Trust for the enforcement of any claims against the Trust. Neither the Trustees, officers, agents nor shareholders of this Trust assume any personal liability for obligations entered into on its behalf.

                                PRELIMINARY COPY

                                 MGI PROPERTIES
                                 30 Rowes Wharf
                          Boston, Massachusetts 02110



                         ANNUAL MEETING OF SHAREHOLDERS
                                 March 22, 1995


                                PROXY STATEMENT

         This Proxy Statement is being mailed to the shareholders of MGI Properties (the "Trust") on or about February 17, 1995, in connection with the solicitation by the Board of Trustees of the Trust (the "Board of Trustees") of proxies for the Annual
Meeting of Shareholders (the "Annual Meeting") to be held at the Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts, on
March 22, 1995. The meeting has been called for the following purposes: (1) to elect three Trustees; (2) to approve an increase in the number of the Trust's authorized Preferred
Shares (the "Preferred Shares") from 2,000,000 Preferred Shares to 6,000,000 and (3) to consider and act upon such other business as may properly come before the Annual Meeting.

                           PROXIES AND VOTING RIGHTS

         The voting securities of the Trust outstanding on February 7, 1995 consisted of 11,479,994 of the Trust's Common Shares
(the "Common Shares") entitling the holders thereof to one vote per Common Share. Shareholders of record at the close of business on February 7, 1995 are entitled to notice of and to vote at the Annual Meeting. A majority of the outstanding
Common Shares is required to be represented to constitute a quorum for the holding of the Annual Meeting. The affirmative vote of the holders of Common Shares representing not less than 66-2/3% of the total votes authorized to be cast by shares of all classes which are present in person or by proxy and entitled to vote and voting on the election of Trustees (i.e., Proposal No.
1) is required for the election of each of the nominees for Trustees (i.e., 66-2/3% of the votes cast). In the event that no nominee for a particular trusteeship receives the requisite number of votes for election to such trusteeship at the Annual Meeting, the incumbent Trustee shall remain in office until the next annual meeting and until a successor is elected and qualified. At that meeting, such nominee would stand for election for the remainder of such term, together with the nominees for the class whose term then expires.

         The affirmative vote of the holders of Common Shares representing not less than a majority of the total votes authorized to be cast by shares of all classes which are entitled to vote on the increase in the number of authorized Preferred Shares (i.e., Proposal No. 2) is required for the adoption of such increase.

         With regard to the election of Trustees, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals (except on the election of Trustees) and will be counted as present for purposes of the item on which the abstention is noted. Since the increase in the number of Preferred Shares requires the approval of a majority of the outstanding Common Shares entitled to vote, abstentions will have the effect of a negative vote. Under the rules of the New York Stock Exchange, brokers who hold Common Shares in street name for customers have the authority to vote, under certain circumstances, on items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote only on Proposal 1 and may not vote on Proposal 2 without specific instructions from such beneficial owners.

         All proxies delivered pursuant to this solicitation may be revoked by the person executing the same by notice in writing received at the office of the Trust at any time prior to exercise. If not revoked, the Common Shares represented thereby will be voted at the Annual Meeting. All proxies will be voted in accordance with the instructions specified thereon.

         All expenses in connection with the solicitation will be borne by the Trust. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Trust may also solicit proxies by telephone, telegraph or in person, without additional compensation. Beacon Hill Partners, Inc., a proxy solicitation firm, will assist the Trust in soliciting proxies with respect to Common Shares held of record by brokers or other nominees at a cost of $3,250 plus reasonable out-of-pocket expenses.

      VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of February 7, 1995, all of the current Trustees and executive officers as a group owned approximately 5.3% of the outstanding Common Shares (including Common Shares underlying presently exercisable options). See "Election of Trustees" for information on the number of Shares beneficially owned by each of the Trustees of the Trust (including the nominees for election as Trustees) and by such Trustees and executive officers as a group. There was no person who, to the knowledge of the Trust's management, owned beneficially more than five percent of the outstanding Common Shares as of February 7, 1995.

                                 PROPOSAL NO. 1

                              ELECTION OF TRUSTEES

         The Board of Trustees is divided into three classes. Each class is elected by the shareholders.

         Unless authority is specifically withheld, proxies will be voted for the election of the nominees named below to serve as Trustees for the term indicated herein and until their successors are elected and qualified. The three nominee-Trustees have consented to serve if elected; however, should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies may be voted in favor of the remaining nominees and may also be voted for a substitute nominee.

         The following table contains certain information regarding the Trustees, including nominees for election as Trustees:


   Name, Age, Principal Occupation for the past                              Common Shares
  five years and Current Public Directorships or                         Beneficially Owned on
                   Trusteeships                       Trustee Since        February 7, 1995         Percent of Class
- -----------------------------------------------      -------------     ----------------------      ----------------
Trustee-Nominees

To be elected for a term of three years expiring on the date of the annual meeting in 1998:

W. Pearce Coues (54)..............................        1982                       258,835                  2.2%(1)
  Chairman of the Board of Trustees and Chief
  Executive Officer of the Trust

Herbert D. Conant (70)............................        1988                        20,500                   (2)(3)
  Retired Chairman of the Board and Chief Executive
  Officer, The Turner Corporation, from 1985 through
  February 1989.

George S. Bissell (65)............................        ----                          ----                     ----
  Chairman of the Board and previously Chief
  Executive Officer, Keystone Group, Inc.



       -3-



   Name, Age, Principal Occupation for the past                              Common Shares
  five years and Current Public Directorships or                         Beneficially Owned on
                   Trusteeships                       Trustee Since        February 7, 1995         Percent of Class
- -----------------------------------------------      -------------     ----------------------      ----------------

Trustees Continuing in Office

To continue in office for a term of two years expiring on the date of the annual meeting in 1997:

Rodger P. Nordblom (67)...........................        1984                  20,600                         (2)(4)
  Chairman of the Board and previously President,
  Nordblom Company (a real estate development
  and management firm) for more than five years.

Colin C. Hampton (72).............................        1984                  26,000                         (2)(4)
  Retired Chairman of the Board and Chief Executive
  Officer, UNUM Corporation.

To continue in office for a term of one year on the date of the annual meeting in 1996:

Francis P. Gunning (71)...........................        1971                  21,000                         (2)(4)
  Retired Executive Vice President and General Counsel,
  Teachers Insurance And Annuity Association of America
  and College Retirement Equities Fund (insurance and
  annuity business).

George M. Lovejoy, Jr. (64).......................        1993                  20,300                         (2)(4)
  President, Fifty Associates (a real estate investment
  trust) and Chairman Emeritus, Meredith & Grew, Inc.
  (a full service real estate firm); currently Trustee
  of the following mutual funds: Scudder Cash Investment
  Trust; Scudder GNMA Fund; Scudder Growth & Income Fund;
  Scudder Quality Growth Fund; Scudder Income Fund;
  Scudder Balanced Fund; Scudder Managed Municipal Bonds;
  Scudder High Yield Tax Free Fund and  Scudder Tax Free
  Money Fund; Director, Latin American Dollar Income Fund.


(1)      Includes 199,000 presently exercisable options and excludes 25,000 options not presently exercisable, to purchase an aggregate of 224,000 Common Shares granted pursuant to the 1988 Employee Plan, the 1982
         Incentive Plan, the 1982 Trustees' Plan, the 1988 Trustees' Plan and the 1994 Employee Plan.  Also
         includes 207 Common Shares owned by Mr. Coues' wife, as to which Mr. Coues disclaims beneficial ownership.

(2)      Less than 1% of the outstanding Common Shares.

(3)      Includes presently exercisable options to purchase 18,000 Common Shares granted pursuant to the 1982
         Trustees' Plan and the 1988 Trustees' Plan.

(4)      Includes presently exercisable options to purchase 20,000 Common Shares granted pursuant to the 1982
         Trustees' Plan and the 1988 Trustees' Plan.


         All of the current Trustees and executive officers as a group
(9 persons) owned, or held presently exercisable options to acquire, an aggregate of 632,075 Common Shares, approximately 5.3% of the outstanding Common Shares (112,143 Common Shares outstanding plus 519,932 Common Shares subject to such options) as of February 7, 1995. Except as specified above, each of the aforementioned Trustees has voting and investment power (directly or indirectly) with respect to the outstanding Common Shares indicated.
In addition, such executive officers hold options not presently exercisable to acquire an aggregate of 26,000 Common Shares.

         The Board of Trustees held four meetings during the year ended November 30, 1994. In addition, there is one Committee of the Board of Trustees, the Administrative-Audit Committee which, in addition to fulfilling the functions of an audit committee, has supervisory responsibility for personnel, Trustee nominations, compensation, including stock options, and Trust administration. The Administrative-Audit Committee, which is comprised of Messrs. Gunning, who acts as Chairman, Conant and Hampton, met 3 times during the year ended November 30, 1994. The Administrative-Audit Committee may also make recommendations to the Board of Trustees and does not have the power to bind the Trust, except that such Committee is empowered to function as the Compensation and Stock Option Committee in administering all of the Trust's stock option plans and in fixing the compensation of executive officers.

         The Trust's policy effective December 1, 1994, is to pay each Trustee other than Mr. Coues (i) a $12,000 annual fee and (ii) $1,000 per Board of Trustees or committee meeting attended; provided, however, that the Trustees receive $500 for each committee meeting attended on the same day a Board meeting is held. Trustees have been provided with the option to receive their $12,000 annual retainer, or a portion thereof, in advance for the sole purpose of making open market purchases of Common Shares as legally permissible.

         The following table contains certain information regarding additional executive officers of the Trust:


   Executive Officer's
           Name                    Age                                    Principal Occupation
- -----------------------      --------------     ----------------------------------------------------------------------

Robert Ware...............          56          Executive Vice President since December 1989; Senior Vice
                                                President from April 1986 to December 1989

Phillip C. Vitali.........          44          Executive Vice President since December 1989; Senior Vice
                                                President from January 1987 to December 1989; Treasurer and
                                                Chief Financial Officer since March 1986.

Karl W. Weller............          37          Senior Vice President from March 1993 to present: for more than five years prior thereto, Vice President, Aetna Life &
                                                Casualty Company and Managing Director, real estate
                                                investment group.


                            EXECUTIVE COMPENSATION

         The following table provides information regarding compensation (including option/SAR grants) of executive officers of the Trust for the fiscal year ended November 30, 1994.

                        SUMMARY COMPENSATION TABLE (1)


                                                                                            Long-Term
                                                                                          Compensation
                                                                                        --------------

                                                          Annual Compensation                Awards
                                                   -----------------------------        --------------
                                                                                                                  All Other
  Name and Principal Position          Year             Salary           Bonus(2)          Options(3)          Compensation(4)
- ----------------------------      ------------     -------------      -------------     --------------      -------------------
W. Pearce Coues................        1994              $261,414           $68,125          35,000                $60,137
   Chairman of the Board and Chief     1993              $249,084           $80,250               -                $56,986
   Executive Officer                   1992              $245,952           $33,375          25,000                $56,986

Phillip C. Vitali..............        1994              $154,269           $21,800           8,000                $24,872
   Executive Vice President;           1993              $145,950           $29,425               -                $21,656
   Treasurer and Chief                 1992              $144,529           $19,861          12,000                $21,252
   Financial Officer

Robert Ware....................        1994              $147,188           $21,800           8,000                $39,994
   Executive Vice President            1993              $139,874           $29,425               -                $28,428
                                       1992              $137,695           $25,500          12,000                $27,292

Karl W. Weller(5)..............        1994              $141,794           $20,438           6,000                $21,300
   Senior Vice President               1993              $102,363           $24,075          12,000                 $8,567


                                                        -6-


(1)This Table covers all executive officers receiving compensation of at least $100,000.  The Table does not include columns for Other Annual Compensation, Restricted Stock Awards and Long Term Incentive Plan Payouts as
   there was no information to report with respect to these columns.

(2)All of these bonuses were paid in the form of Common Shares (except for a portion of Mr. Vitali's 1993 and 1992 bonuses).

(3)Options awarded under the Trust's 1988 Stock Option and Stock Appreciation Rights Plan for Key Employees may
   include a tandem grant of stock appreciation rights ("SARs").  An SAR is exercisable at any time the Option to which it relates can be exercised, but only upon a showing of "hardship" by the optionee and upon consent of the Board's Compensation and Stock Option Committee.  In addition, an SAR may be exercised only if prior to the exercise, the Optionee has exercised or exercises an equivalent number of options granted pursuant to the plan.  A Hostile Change in Control, as defined, abrogates the hardship requirement and the prior or simultaneous option exercise requirement.  SARs terminate when the related option is exercised.  Mr. Coues was granted in tandem with stock options, 1,500 SARs in 1994 and  1,826 SARs in 1992.  Messrs. Vitali and Ware were each granted in tandem with stock options, 4,000 SARs in 1994 and 2,825 SARs in 1992.  Mr. Weller was granted in tandem with stock options, 3,000 SARs in 1994 and 6,000 SARs in 1993.

(4)All Other Compensation is comprised of contributions to the respective Simplified Employees Pension Plan (SEPP)
   of each individual and amounts accrued by or payments made by the Trust to the accounts of participants in the
   Trust's Supplemental Retirement Plan (SERP).  The SEPP contribution for Mr. Coues was $25,137 in 1994 and
   $30,000 in each of 1993 and 1992.  The SERP contribution was $35,000, $26,986 and $26,986 in 1994, 1993 and
   1992, respectively.  All amounts listed for Mr. Vitali are SEPP contributions.  The SEPP contributions for Mr.
   Ware were $24,994, $21,472 and $20,336 in 1994, 1993 and 1992, respectively.  The SERP contribution for Mr.
   Ware was $15,000 in 1994 and $6,956 in each of 1993 and 1992.  All amounts listed for Mr. Weller are SERP contributions.

(5)Mr. Weller's employment commenced on March 1, 1993 and he was appointed an executive officer in December 1993.



                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                                                                                               Potential
                                                                                                          Realizable Value at
                                                                                                        Assumed Annual Rates of
                                                                                                       Stock Price Appreciation
                                                     Individual Grants                                    For Option Term(1)
                           ----------------------------------------------------------              ----------------------------
                                              % of Total
                                             Options/SARs
                                              Granted to          Exercise
                              Options        Employees in          Price           Expiration
          Name              Granted(2)       Fiscal Year         Per Share            Date               5%                10%
- -----------------------     ----------       ------------        ---------         ----------           ---               ----
W. Pearce Coues.........        35,000           57.4%             $13.50           12/14/03           $297,500          $752,500
Phillip C. Vitali.......         8,000           13.1%             $13.50           12/14/03           $ 68,000          $172,000
Robert Ware.............         8,000           13.1%             $13.50           12/14/03           $ 68,000          $172,000
Karl W. Weller..........         6,000           10.2%             $13.50           12/14/03           $ 51,000          $129,000

__________________
(1)      Options will have no actual value unless, and then only to the extent that, the stock price of the Common Shares appreciates from the grant date to the exercise date.
                                            -7-

(2)      Options awarded under the Trust's 1994 and 1988 Stock Option and Stock
         Appreciation Rights Plan for Key Employees may include a tandem grant of SARs.  An
         SAR is exercisable at any time the option to which it relates can be exercised, but only upon a showing of "hardship" by the Optionee and upon consent of the Board's
         Compensation Committee.  In addition, an SAR may be exercised only if prior to the exercise, the Optionee has exercised or exercises an equivalent number of options granted pursuant to such plan.  SARs granted in tandem with 1994 stock option awards were 1,500 to Mr. Coues, 4,000 each to Messrs. Vitali and Ware and 3,000 to Mr.
         Weller (representing 10.3%, 27.6%, 27.6% and 20.7% of the SARs granted in fiscal 1994).



            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION/SAR VALUES




                                                                                Number of Securities
                                                                                     Underlying               Value of
                                                                                     Unexercised          Unexercised In-
                                                                                   Options/SARs At           the-Money
                                     Common Shares                                  Fiscal Year-          Options/SARs At
             Name                Acquired On Exercise     Value Realized($)           End(1)(2)         Fiscal Year-End(1)
- ---------------------------      ------------------      ------------------     ------------------      ------------------
W. Pearce Coues...............            --                     --                     174,000               $276,057
Phillip C. Vitali.............            --                     --                      89,432               $175,611
Robert Ware...................            --                     --                      89,500               $165,562
Karl W. Weller................            --                     --                      18,000               $  3,000


(1)      All options are presently exercisable.

(2)      Outstanding SARs, all of which were granted in tandem with stock options, aggregated at fiscal year-end 39,598 for Mr. Coues, 34,313 for Mr. Vitali, 34,347 for Mr. Ware
         and 9,000 for Mr. Weller.


                            STOCK PERFORMANCE GRAPH

         The following graph compares the five-year cumulative total return on the Trust's Common Shares to the total returns in the Standard and Poor's 500 Stock Index and the National Association of Real Estate Investment Trusts ("NAREIT") Total Return Indicies for Equity REITS.

[TABULAR REPRESENTATION OF LINE GRAPH]

                1989      1990      1991      1992      1993      1994
MGI             1000      628.2     947.0     1151.0    1443.6    1557.7
S&P 500         1000      964.7     1161.2    1375.1    1513.7    1530.0
NAREIT-EQUITY   1000      847.3     1069.8    1290.3    1574.4    1511.3

                    REPORT OF ADMINISTRATIVE-AUDIT COMMITTEE
                           ON EXECUTIVE COMPENSATION

         The Administrative-Audit Committee (the "Committee"), which serves as the Trust's Compensation and Stock Option Committee, is composed entirely of independent, non-management Trustees. The Committee is responsible for adopting, implementing and administering the policies which govern annual compensation and short-term and long-term incentive programs, including stock option plans.

         The Committee annually evaluates the Trust's operating performance and financial position, annual salary and incentive compensation and stock option matters and compares the Trust's overall performance within its own industry and with real estate companies in general.

         The Committee meets without the Chief Executive Officer present for the purpose of evaluating his performance and reports their deliberations and determinations to all of the independent Trustees of the Board. The Committee receives recommendations made by the Chief Executive Officer with respect to the remaining executive officers and the Committee reviews these recommendations in light of the factors set forth below. The Committee's actions (with respect to executive compensation matters) are generally reported to and ratified by the full Board of Trustees (absent the Chief Executive Officer who is the sole non-independent Trustee).

         In establishing fiscal 1994 compensation levels for executive officers, including the Chief Executive Officer, the Committee considered several factors. These factors involved both internal and external measurements and comparisons bearing upon the overall operating performance and financial position of the Trust and the successful investment of the proceeds of a 1993 equity offering. The performance measures reviewed by the Committee were actual funds from operations as compared to budget, management's leasing success relative to market occupancy levels and market rents and relative to the magnitude of scheduled maturities, and property net operating income versus budget and prior year levels. The Committee also considers the management of the liability side of the Trust's balance sheet, including the flexibility attained with respect to available financial resources and the maintenance of the overall quality levels of tenants and properties.

         From time to time, the Committee also considers the advice of an outside compensation consultant with respect to comparable REIT and non-REIT organizations and with respect to executive compensation matters generally.
In setting fiscal 1994 salaries, the Committee also considered the most recent executive compensation survey by the National Association of Real Estate Investment Trusts. The Trust has not established a policy with regard to
Section 162(m) of the Internal Revenue Code of 1986, as amended, since the Trust has not and does not currently anticipate paying compensation in excess of $1 million per annum to any employee.

         The Committee determined to make annual share bonus awards to the executive officers with respect to fiscal 1994 premised upon performance factors which they believed would serve the short-term and long-term interests of shareholders. Eligible recipients were determined to be the four executive officers of the Trust and two other officers. In December 1993, the Committee voted to continue a discretionary guideline (based in part upon recommendations of an outside compensation consultant) providing criteria for the award of short-term incentive share bonuses to these officers. The Committee set two measurement categories, shareholders' Total Return (i.e., increase in stock price plus dividends) and Funds from Operations, as the determinants for this annual stock bonus, of which up to 30% can be taken in cash by a recipient. Funds from Operations was given 75% weight, and the Total Return element was given 25% weight. "Minimum," "Budget," "Target" and "Stretch" thresholds for each measurement category were established.

         Based upon the Trust's fiscal 1994 operating results and stock price performance, short-term share bonuses were awarded in December 1994. The 1994 bonuses reflected 1994 results attaining the "stretch" threshold with respect to Funds from Operations and attaining the "Minimum" threshold in respect of Total Return and resulted in stock awards of approximately 22.5% of 1994 salary in the case of the Chief Executive Officer and approximately 15% of salary to the remaining executive officers. See "Summary Compensation Table." In the exercise of its discretion as permitted under the guidelines and taking into consideration the fact that the Chief Executive Officer requested that his base compensation not be increased in fiscal 1995, the 1994 share bonus awarded to the Chief Executive Officer was increased to approximately 26% of his 1994 salary.

         Stock options were granted by the Committee in December 1994 to all executive officers under the Trust's 1994 Employee Plan in furtherance of the Committee's practice and policy of making stock option awards as a means of reinforcing management's identity of interest with shareholders and creating long-term incentives for growing Trust asset value. The executives referred to in the Summary Compensation Table received such options as follows:
W. Pearce Coues, 50,000; Robert Ware, 18,000; Phillip C. Vitali, 18,000
and Karl Weller, 16,000. All of the stock options granted in December 1994 vest as to one-half immediately and the balance upon the first anniversary thereof in December, 1995.

         In December 1993, the Committee also determined, based upon the advice of its actuarial consultant (KPMG Peat Marwick LLP), the amount of its SEPP and SERP contributions with respect to the 1994 plan year. In the case of the SERP, for the plan year 1994, such amounts were fixed at $35,000 for Mr. Coues and $15,000 for Mr. Ware. Mr.Weller was a participant in the SERP in fiscal 1994 and fiscal 1993, and a contribution of 15% of his salary in 1994 and 7.5% of his salary in 1993 was made by the Trust to the SERP for Mr. Weller's benefit.

                                            FRANCIS P. GUNNING, Chairman
                                            HERBERT D. CONANT
                                            COLIN C. HAMPTON

Stock Option Plans

         As of February 7, 1995, executive officers and Trustees as a group (9 persons) held presently exercisable options to purchase a total of 519,932 Common Shares under all of the Trust's stock option plans at exercise prices ranging from $7.375 to $14.25 per Common Share. In addition, the members of such group hold options not presently exercisable to acquire an aggregate of 51,000 Common Shares. Of all outstanding options, 62,416 were granted pursuant to the 1982 Incentive Plan, 228,844 pursuant to the 1988 Employee Plan, 56,672 under the 1994 Employee Plan, 52,284 pursuant to the 1982 Trustees' Plan and 119,716 pursuant to the 1988 Trustees' Plan.

Severance Compensation Plan

         Effective June 11, 1987, and as amended on December 19, 1989, the Board of Trustees adopted a severance compensation plan for officers in the event of a "hostile takeover," which includes the following events, if not approved by two-thirds of the members of the Board of Trustees in office immediately prior to the occurrence of any such event: the election as Trustee(s) in any year of one or more persons not nominated by at least two-thirds of the Board of Trustees in office prior to such election; a business combination such as a merger; the acquisition of 15% or more of the voting power of the Trust's securities by any person or entity; or the failure of the Trust to qualify as a "REIT" for tax purposes by reason of more than 50% in value of the Shares outstanding being held by five or fewer individuals.

         All full time officers who have completed a minimum of thirty-six months of continuous employment with the Trust are eligible under the plan.
An eligible officer is entitled to severance benefits if (i) such individual terminates his or her employment within two years after a hostile takeover for reasons such as a reduction in compensation, discontinuance of employee benefit plans, change in duties or status and certain changes in job location or (ii) if the individual is terminated for reasons other than "just cause" as defined in the plan. The severance payment is equal to three months compensation for each twelve months of employment based on the highest total annual compensation rate earned prior to the Hostile Change in Control
(up to a maximum of 24 months of compensation payable at such rate, but 36 months in the case of Messrs. Coues, Ware and Vitali). Fringe benefits are also continued for the number of months for which compensation is paid.

                       PROPOSAL NO. 2

           INCREASE IN AUTHORIZED PREFERRED STOCK

         The Board of Trustees has declared advisable and directed that there by submitted to the shareholders of the Trust at the Annual Meeting a proposed amendment to Article VI, Section 6.1 of the Trust's Declaration of Trust (the "Declaration of Trust") which would effect an increase in the number of authorized Preferred Shares from 2,000,000 shares to 6,000,000.
As of the close of business on February 7, 1995, there were no Preferred Shares issued or outstanding, albeit 150,000 Series A Participating Preferred Shares were reserved for issuance under the Trust's Shareholder Rights Plan.

         If approved, the increased number of authorized Preferred Shares will be available for issuance from time to time for such purposes and consideration as the Board of Trustees may approve and no further vote of shareholders of the Trust will be required, except as provided under Massachusetts law or the rules of any national securities exchange on which Common Shares are at the time listed. The availability of additional Preferred Shares for issuance, without the delay and expense of obtaining the approval of shareholders at a special meeting, will afford the Trust greater financial flexibility than it currently has.

         The additional Preferred Shares for which authorization is sought would be of the same class of Preferred Shares currently authorized, and would be undesignated as to series. Under the Declaration of Trust, the Board of Trustees is authorized to designate the terms of any new series of Preferred Shares, including dividend rates, voting rights, redemption prices and conversions or other special rights, if any, without further action by shareholders of the Trust.

         The creation of additional Preferred Shares will increase the Trust's financial flexibility. The Board of Trustees believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Trust's capital structure than now exists. Additional Preferred Shares will be available for issuance from time to time as determined by the Board of Trustees for any proper corporate purpose.
Such purposes could include, without limitation, issuance in public or private sales for cash as a means of obtaining capital for use in the Trust's business and operations, issuance as part or all of the consideration required to be paid by the Trust for acquisitions of other businesses or properties, and issuance under employee benefit plans.

         The Trust does not presently have any plans, agreements, understandings or arrangements that will or could result in the issuance of any Preferred Shares.

         It is not possible to state the actual effect of the authorization of additional Preferred Shares upon the rights of holders of Common Shares until the Board of Trustees determines the respective rights of the holders of one or more series of Preferred Shares. The effects of such issuance could include, however: (i) reduction of the amount otherwise available for payments of dividends on Common Shares if dividends are payable on the Preferred Shares, (ii) restrictions on dividends on Common Shares if dividends on the Preferred Shares are in arrears, (iii) dilution of the voting power of Common Shares if the Preferred Shares have voting rights and (iv) restrictions on the rights of holders of Common Shares to share in the Trust's assets upon liquidation until satisfaction of any liquidation preference granted to the holders of Preferred Shares.

         The creation of additional Preferred Shares could further discourage an attempt by a person to acquire control of the Trust by a tender offer or other means. It could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of voting Preferred Shares to persons friendly to the Board of Trustees could make it more difficult to remove incumbent management and Trustees from office even if such change would be favorable to shareholders generally.

         Pursuant to Article 13.1 of the Declaration of Trust, the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote at the Annual Meeting is required to authorize the proposed increase in the authorized number of Preferred Shares. If the amendment is authorized, the text of Article VI, Section 6.1 of the Declaration of Trust (which will remain unchanged other than changing from 2,000,000 to 6,000,000 the number of Preferred Shares which the Trust shall have authority to issue) will be as follows:

         "Section 6.1. Description of Shares. The interest of the Shareholders hereunder shall be divided into shares of beneficial interest which shall be known collectively as "Shares," all of which shall be fully paid and no assessment shall ever be made upon Shareholders. There shall be two classes of Shares; one such class shall be known as "Common Shares," $1 par value, and the other shall be known as "Preferred Shares," $1 par value. The number of Common Shares which the Trust shall have authority to issue is 17,500,000, and the number of Preferred Shares which the Trust shall have authority to issue is 6,000,000."

         The Board of Trustees recommends that shareholders vote FOR the proposed increase in authorized Preferred Shares.

                INDEPENDENT AUDITORS

         It is expected that the accounting firm of KPMG Peat Marwick LLP will again be selected as the independent auditors for the Trust for the current fiscal year ending November 30, 1995. A representative of that firm, which served as the Trust's independent auditors for the fiscal year ended
November 30, 1994, is expected to be present at the Annual Meeting and, if he so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

   To the extent required by law, for a shareholder proposal to be included in the proxy statement for next year's annual shareholders' meeting, it must be received at the Trust's principal executive offices prior to October 23, 1995.

                                OTHER MATTERS

   So far as now known, there is no business other than that described above to be presented for action by the shareholders at the Annual Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

   The Annual Report for the fiscal year ended November 30, 1994 is being mailed herewith. If, for any reason, you did not receive your copy of the report, please advise the Trust and another will be sent to you.

                                                 By Order of the Trustees,

                                                 W. Pearce Coues
                                                 Chairman of the Board
Dated: Boston, Massachusetts
       February 17, 1995

The Trust will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended November 30, 1994 (as filed with the Securities and Exchange Commission) to shareholders as of February 7, 1995 who make written request therefor to Ms. Jean M. Harrington, Vice President, MGI Properties, 30 Rowes Wharf, Boston, Massachusetts 02110.

PRELIMINARY COPY
MGI PROPERTIES

Proxy solicited on behalf of the Board of Trustees for Annual Meeting on March 22, 1995


PROXY
MGI Properties Proxy
Job-1 1/18/95
2 Proposals

   The undersigned hereby appoints W. PEARCE COUES and PHILLIP C. VITALI, and each of them with power in each to vote in the absence of the other, as the Proxy Agents of the undersigned, with full power of substitution and with all the powers the undersigned would possess if prsonally present to vote all the Common Shares of the undersigned in MGI PROPERTIES at the Annual Meeting of the Shareholders scheduled to be held on March 22, 1995 and at all adjournments thereof.

   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
   SEE REVERSE SIDE

[X] Please mark votes as in this example


MGI Properties Proxy
Job-1: 1/18/95
2 Proposals

1. Election of three Trustees as recommended in Management's Proxy Statement:
Nominees: W. Pearce Coues, Herbert D. Conant and George S. Bissell

FOR [ ]   WITHHELD [ ]  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]
TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), PRINT NAME(S) ABOVE

2. Approval of a proposed amendment to Article VI, Section 6.1 of the Trust's Declaration of Trust as recommended in Management's Proxy Statement.

FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

3. In their discretion, upon such other business as may properly come before the meeting.

Proxies will be voted for the election of Trustees and the approval of the proposed amendment to the Trust's Declaration of Trust as recommended in the Proxy Statement unless contrary instructions are hereinabove indicated. Discretionary authority is granted the Proxy Agents as to other matters that may come before the meeting. Management knows of no such other matters. Receipt of the MGI PROPERTIES Proxy Statement is hereby acknowledged. All proxies heretofore signed by the undersigned are hereby revoked.

Please insert date and sign exactly as name(s) appear herein. When signing as attorney, custodian, administrator, executor or guardian, please give full title as such. Corporations are requested to sign their names by their Position or other authorized officer. All joint owners should sign.


 Signature:    Date
 Signature:    Date